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                                EXHIBIT 1

                        JOINT ACQUISITION STATEMENT
                        PURSUANT TO RULE 13d-1(f)1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

                  January 15, 1997

                  D. E. SHAW & CO., INC.
                  By: /s/ David E. Shaw
                      President

                  D. E. SHAW & CO., L.P.
                  By: /s/ Stuart Steckler
                      Managing Director

                  D. E. SHAW INVESTMENTS, L.P.
                  By: D. E. SHAW & CO., L.P., as General Partner
                  By: /s/ Stuart Steckler
                      Managing Director

                  D. E. SHAW & CO. INTERNATIONAL, L.L.C.
                  By: D. E. SHAW & CO., INC., as member manager
                  By: /s/ David E. Shaw
                      President

                  DAVID E. SHAW
                  /s/ David E. Shaw